EXHIBIT 10.3

ASSIGNMENT AND NOVATION AGREEMENT

DATED AS OF MAY 31, 2011

BY AND AMONG

DIGITAL VALLEYS CORP. (THE “BUYER”)

AND

HIGH PLAINS OIL, LLC (THE “SELLER”)

AND

JHE HOLDINGS, LLC (THE “COMPANY”)

AND

JAMES H. EDSEL, NANCY EDSEL, AND
JAMES EDSEL, JR. (COLLECTIVELY, THE “EDSELS”)

ASSIGNMENT AND NOVATION AGREEMENT

This Assignment and Novation Agreement (this “Assignment”) dated as of  the 31st day of May, 2011 (the “Effective Date”).

AMONG:

Digital Valleys Corp., a Nevada corporation (the “Buyer”),

and

High Plains Oil, LLC, a Nevada limited liability company (the “Seller”),

and

JHE Holdings, LLC, a Texas limited liability company (the “Company”),

and

James H. Edsel, Nancy Edsel, and James Edsel, Jr., residents of Travis County, Texas (collectively, the “Edsels”)

RECITALS:

A.           The Seller is the owner of 100% of the equity interests in the Company (the “Seller Interest”).

B.           The Seller acquired the Seller Interest from the Edsels under the terms of a Membership Interest Purchase Agreement effective as of January 1, 2011 (the “Edsel Purchase Agreement”), in consideration for (i) $500,000 in cash, (ii) the promissory note, dated January 1, 2011, in the principal amount of $7,500,000 issued by the Seller and payable to the order of the Edsels, a copy of which is attached hereto as Exhibit A (the “Promissory Note”), (iii) the grant of a pledge of the Seller Interest and security interests under the Membership Interest Pledge and Security Agreement dated as of January 1, 2011, by and among the Seller and the Edsels, a copy of which is attached hereto as Exhibit B (the “Pledge Agreement”), (iv) a guarantee of the Promissory Note obligation by the Company under the Guaranty Agreement dated as of January 1, 2011, by and between the Company and the Edsels (the “Guaranty”), and (v) the grant of a security interest in the assets of the Company under a Security Agreement dated as of January 1, 2011 (the “Company Security Agreement”), by and among the Company and the Edsels.

C.           The Company owns certain royalty, leasehold, working, operating, carried, net revenue, net profit, reversionary and other mineral Rights, interests and Contract Rights (Rights and Contract Rights are as defined in the Edsel Purchase Agreement)(the “Company Oil and Gas Properties”).

D.           The Buyer desires to purchase the Seller Interest from the Seller under the terms of a Membership Interest Purchase Agreement effective as of May 31, 2011 (the “Buyer Purchase

Assignment and Novation Agreement

Agreement”), subject to the Seller’s retention of a 10% profits interest in the Company in the form of a right to 10% of the net revenue, payments, royalties and other distributions received by the Company from the Company Oil and Gas Properties (which does not constitute a membership interest or other equity interest in the Company, as further defined in the Amended and Restated Limited Liability Company Agreement in substantially the form attached hereto as Exhibit D) (the “Retained Profits Interest”), and the Company will assign and transfer a 10% undivided interest in the Company Oil and Gas Properties (the “Buyer Retained Interest”) to the Seller in exchange for the Retained Profits Interests upon full and complete payment and satisfaction of the obligations due under the Promissory Note and the Amended and Restated Pledge Agreement (as defined herein).

E.           The Seller has agreed to assign and convey unto the Buyer its right, interest, obligations and undertakings in and to the Promissory Note and Pledge Agreement and the Buyer has agreed to accept such assignment and assume the debt, obligations, undertakings and covenants under the Promissory Note and Pledge Agreement.  The Promissory Note will remain in full force and effect in accordance with its terms and, except for the substitution of the Buyer as the “Maker” thereof, will not be amended, modified, or otherwise affected by the transactions contemplated by this Assignment.  The Pledge Agreement will be amended and restated in its entirety by the Amended and Restated Pledge Agreement, but, except as expressly amended thereby, the security interests and liens granted to the Edsels by High Plains pursuant to the Pledge Agreement will not be amended, modified, or otherwise affected by the transactions contemplated by this Assignment.  The Company will remain liable under the Guaranty and the Company Security Agreement upon the terms set forth therein.  The Regulations of the Company will be amended and restated effective as of May 31, 2011 (the “Amended and Restated Limited Liability Company Agreement”)

F.           The Edsels are willing to (i) consent to the assignment and conveyance and to recognize and accept the Buyer as Maker of the Promissory Note in the place and stead of the Seller; (ii) consent to the assignment and conveyance and to recognize and accept the Buyer as the Pledgor under the Pledge Agreement upon execution and delivery of the Amended and Restated Pledge Agreement, in substantially the form attached hereto as Exhibit C (the “Amended and Restated Pledge Agreement”); (iii) consent to the reservation of the Retained Profits Interest by the Seller and the assignment of the Vested Interests (as defined herein); and (iv) consent to the amendments set forth in the Amended and Restated Limited Liability Company Agreement.

NOW THEREFORE, for good and valuable consideration (receipt and sufficiency of which are hereby acknowledged), the parties hereto mutually covenant and agree as follows:

1.  Consideration for Assignment and Novation.  The Parties agree that in consideration for the covenants, agreements and undertakings set forth herein, the Buyer will issue the Edsels (issued as designated in writing 3 business days prior to the Closing Date) 600,000 shares of common stock in the Buyer (the “Consideration Shares”) concurrent with the closing of the transactions contemplated in the Buyer Purchase Agreement (collectively, the “Transaction”).  The Consideration Shares are being issued pursuant to exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and will be deemed “restricted securities” as defined under Rule 144(a)(3) of the Securities Act, and upon the original issuance thereof, and until such time as the same is no longer

Assignment and Novation Agreement

required under the Securities Act or applicable state securities laws, the certificates representing the Consideration Shares shall bear the following legend:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, OR (C) WITHIN THE UNITED STATES IN ACCORDANCE WITH (1) RULE 144A UNDER THE U.S. SECURITIES ACT OR (2) RULE 144 UNDER THE U.S. SECURITIES ACT, IF APPLICABLE.

2.  Assignment of Promissory Note.  The Seller hereby assigns, transfers, sets over and conveys unto the Buyer, effective as of the Effective Date, (a) its entire right, interest, obligations and undertakings in and to the Promissory Note, subject to the terms, conditions and obligations thereunder, and (b) its entire right, interest, obligations and undertakings in and to the Pledge Agreement, under the terms, conditions and covenants set forth in the Amended and Restated Pledge Agreement.

3.  Acceptance by Buyer; Ratification.  The Buyer hereby (a) accepts the aforesaid assignment to it of the Promissory Note effective as of and from the Effective Date, and covenants and agrees with the Seller and the Edsels that from and after the Effective Date it, as Maker, will be bound by, timely observe and perform, carry out and fulfill all covenants and agreements required to be observed and performed by the Seller thereunder, and (b) accepts the aforesaid assignment to it of the Pledge Agreement effective as of and from the Effective Date, and covenants and agrees with the Seller and the Edsels that it, as Pledgor, will execute and deliver the Amended and Restated Pledge Agreement and be bound by, observe and perform, carry out and fulfill all covenants and agreements required to be observed and performed thereunder.  The Company covenants and agrees with the Buyer and the Edsels that it continues to be bound by and will continue to observe, perform, carry out and fulfill all covenants and agreements required to be observed, performed, carried out and fulfilled under the Guaranty and the Company Security Agreement, and the Company hereby ratifies the Guaranty and the Company Security Agreement.

4.  Acceptance by Edsels.  Effective as of and from the Effective Date, the Edsels hereby accept the Buyer as the party to perform the obligations as Maker under the Promissory Note, and as Pledgor under the Pledge Agreement, as amended and restated by the Amended and Restated Pledge Agreement.  The Edsels agree that they shall execute and deliver the Amended and Restated Pledge Agreement and consent to the reservation of the Retained Profits Interests by the Seller.

5.  Forebearance of June 1, 2011 Payment Until the Closing Date.  The Parties agree that the installment payment of One Million Dollars ($1,000,000.00) due under the Promissory Note on June 1, 2011, shall be paid concurrent with the closing of the transactions contemplated under the Buyer Purchase Agreement, but no later than June 10, 2011, except as otherwise agreed in writing (it being understood that the Edsels are under no obligation to agree to any proposed extension).  The Edsels agree

Assignment and Novation Agreement

for the benefit of the Buyer and the Seller to forbear from exercising its enforcement rights and remedies under the Promissory Note and the Pledge Agreement (including its right to charge interest at the Default Rate) until the later of the Closing Date or June 10, 2011, or such later date as may otherwise be agreed in writing (it being understood that the Edsels are under no obligation to agree to any proposed extension).

6.  Consent to Release of Vested Interests and Amendment to Regulations.  The Edsels agree that at such time as all accrued and unpaid interest, together with at least fifty percent (50%) of the original principal amount of the Promissory Note, have been indefeasibly paid to Secured Party as payments on the Promissory Note (the “Vesting Date”), from the Vesting Date and thereafter as each payment of principal is made by Pledgor to Secured Party under the Promissory Note, a corresponding portion of Company Oil and Gas Properties shall vest in Pledgor and be released from the transfer restrictions under the terms and subject to the conditions of Section 6 of the Amended and Restated Pledge Agreement.  The Edsels consent to the amendments set forth in the Amended and Restated Limited Liability Company Agreement.

7.  Release.

(a)
Effective as of and from the Effective Date, the Edsels hereby release and forever discharge the Seller of and from the Seller’s payment obligations under the Promissory Note from and after the Effective Date; provided that, for certainty, the foregoing shall not release or discharge the Seller in respect of the settlement, payment or performance of any liabilities or obligations arising or accruing prior to the Effective Date but which have not been settled, paid or performed as of the Effective Date.

(b)
Effective as of and from the Effective Date, the Seller hereby releases and forever discharges the Edsels of and from any and all liability as a consequence of or relating to all manner of action and actions, cause or causes of action, suits, debts, dues, sums of money, claims and demands whatsoever at law or in equity, arising out of or which are in any way related to the Promissory Note from and after the Effective Date; provided that, for certainty, the foregoing shall not release or discharge the Edsels in respect of the settlement, payment or performance of any liabilities or obligations arising or accruing prior to the Effective Date but which have not been settled, paid or performed as of the Effective Date.

8.  Further Assurances.

(a)
Each of the Parties agrees that it shall, from time to time and at all times hereafter, execute such further assurances and do all such acts and things as may be reasonably required for the purpose of effecting the assignments, assumptions and undertakings contemplated in this Assignment.

(b)
The Edsels represent and warrant that the representations and warranties of the Edsels set forth in the Edsel Purchase Agreement were true and correct as of the effective date of such agreement.  The Edsels make no further representations or warranties of any kind or nature to the parties to this Assignment.

Assignment and Novation Agreement

(c)	The Edsels will execute a certificate as of the closing date of the Transaction (the “Closing Date”) setting forth the outstanding principal balance of the Promissory Note as of the Closing Date.

9.  Indemnity.

(a)
Subject to any other agreements between the Buyer and the Seller or the Edsels and the Seller, the Seller shall be liable for and shall indemnify and save harmless the Buyer and the Edsels from and against all losses, costs, expenses and damages suffered or incurred by the Buyer or the Edsels as a result of any and all actions, suits, complaints, demands or causes of action whatsoever arising from or in respect of the Promissory Note and Pledge Agreement in respect of the actions or inactions of the Seller occurring as of and prior to the Effective Date.

(b)
Subject to any other agreements between the Buyer and the Seller, the Buyer shall be liable for and shall indemnify and save harmless the Seller from and against all losses, costs, expenses and damages suffered or incurred by the Seller as a result of any and all actions, suits, complaints, demands or causes of action whatsoever arising from or in respect of the Promissory Note and Amended and Restated Pledge Agreement in respect of the actions or inactions of the Seller occurring as of and after the Effective Date.

10.  Effect.  This Assignment shall be deemed effective as of May 31, 2011, and the provisions hereunder shall take effect on the Closing Date as defined in the Buyer Purchase Agreement; provided however that Section 5 of this Assignment shall be effective on execution and delivery of this Assignment.

11.  Enurement.  This Assignment shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

12.  Counterpart Execution.  This Assignment may be executed in separate counterparts and delivered by facsimile, each of which when so executed and delivered shall constitute the one and the same original document.

13.  Governing Law.  This Assignment will be governed by and construed in accordance with the laws of the State of Texas without giving effect to principles of conflicts of laws.

14.  Expenses.  The Buyer hereby agrees to pay on demand all costs and expenses of the Edsels, in an amount not to exceed $15,000, in connection with the preparation, negotiation, execution and delivery of this Assignment, the Amended and Restated Pledge Agreement, the Buyer Purchase Agreement and all other documents, instruments, and agreements required to consummate the Transaction and any and all amendments, modifications, renewals, extensions or supplements thereof and thereto, including, without limitation, the reasonable fees and expenses of legal counsel, advisors, consultants, and auditors for the Edsels.

15.  Severability.  If any provision of this Assignment is inoperative or unenforceable for any reason, such circumstance will not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatsoever.  The invalidity of any one or more phrases, sentences, clauses, paragraphs, Sections, or Subsections of this Assignment will not affect the remaining portions of this Assignment.

Assignment and Novation Agreement

16.  Notices.  All notices, requests, demands, and other communications made in connection with this Assignment must be in writing and will be deemed to have been duly given when delivered by (a) first-class, registered, or certified mail, return receipt requested, postage prepaid, or (b) transmitted by courier, hand delivery, or facsimile, addressed to the respective Parties as follows:

If to the Buyer:	Digital Valleys Corp. Attn: David Brow 1100 Dexter Ave. North Suite 100 Seattle, Washington 98109 Facsimile:
With a copy (which will not constitute notice) to: Facsimile:	Dorsey & Whitney LLP Attn: Kenneth Sam 1400 Wewatta Street Suite 400 Denver, Colorado 80202 Facsimile: (303) 629-3450
If to the Seller or the Company:	High Plains Oil, LLC Attn: Jeff Johnson 8916 Estribo Circle Benbrook, Texas 76126 Facsimile:
with copy (which will not constitute notice) to:
If to the Edsels:	James H. Edsel Barton Oaks Plaza 1, Suite 435 901 South MoPac Expressway Austin, Texas 78746 Facsimile: (512) 732-9999
with copy (which will not constitute notice) to:	Dan N. Matheson, Esq. 7004 Bee Cave Road Building 1, Suite 110 Austin, Texas 78746 Facsimile: (512) 681-3711

Any notice that is addressed and mailed in the manner herein provided will be conclusively presumed to have been given to the party to which it is addressed and will be deemed effective at the

Assignment and Novation Agreement

close of business, local time of the recipient, on the third day after the date it is so placed in the mail.  Any notice that is delivered by courier, hand delivery, or facsimile shall be deemed given at the time of actual receipt.  However, if an attempt to give notice by facsimile transmission fails because of any problem with the recipient’s designated facsimile number or facsimile equipment, such notice will nevertheless be considered to have been received at the time such transmission was attempted if it is also sent that day by guaranteed overnight delivery to the recipient for receipt on the following day and received on such following day.  In any case, such notices, requests, demands, and other communications will be sent to such other addresses as either party will notify the other by notice given in the manner described above

17.  Headings.  The headings contained in this Assignment are for purposes of convenience only and will not affect the meaning or interpretation of this Assignment.

18.  Entire Agreement.  This Assignment, including the Exhibits and Schedules appended hereto, constitutes the entire agreement and supersedes all prior agreements and understandings, whether written or oral, between or among the parties with respect to the subject matter hereof.

19.  Assignment. This Assignment will not be assignable by any party hereto without the prior written consent of the other parties hereto.

20.  No Third Party Beneficiaries.  Nothing in this Assignment will confer any rights upon any person other than the parties hereto and their respective successors and permitted assigns.

21.  Amendment; Waivers. No amendment, modification, or discharge of this Assignment, and no waiver hereunder, will be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, discharge, or waiver is sought.  Neither the waiver by any of the parties hereto of a breach of any of the provisions of this Assignment, nor the failure by any of the parties, on one or more occasions, to enforce any of the provisions of this Assignment or to exercise any right hereunder, will be construed as a waiver of any other breach of a similar nature, or as a waiver of any of such provisions or rights hereunder.

22.  Negotiated Transaction.  The provisions of this Assignment were negotiated by the parties hereto, and this Assignment will be deemed to have been drafted by all of the parties hereto.

23.  Attorney’s Fees. In the event that any party hereto is required to obtain the services of an attorney in order to enforce any right or obligation under this Assignment, the prevailing party shall be entitled to recover reasonable attorney’s fees and court costs from the other party.

THIS ASSIGNMENT executed effective as of the day and year first above written.

[Signature Page Follows]

Assignment and Novation Agreement

EXECUTED to be effective on and as of the Effective Date, notwithstanding that this Assignment and other documents may be executed and delivered on a later date.

THE BUYER: DIGITAL VALLEYS CORP. By: ______________________________ Printed Name: _______________________ Title: _____________________________	THE SELLER: HIGH PLAINS OIL, LLC By: ______________________________ Printed Name: _______________________ Title: _____________________________
THE COMPANY: JHE HOLDINGS, LLC By: ______________________________ Printed Name: _______________________ Title: _____________________________	THE EDSELS: _________________________________ JAMES H. EDSEL _________________________________ NANCY EDSEL _________________________________ JAMES EDSEL, JR.

Signature Page to Assignment and Novation Agreement